Exhibit (a)(4)

BELK, INC.

NOTICE OF GUARANTEED DELIVERY

of

Shares of Common Stock

Pursuant to the

Offer to Purchase for Cash by

Belk, Inc.

Up to 1,500,000 Shares of its Class A Common Stock and

Up to 500,000 Shares of its Class B Common Stock

at a Purchase Price of $50.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE

AT 12:00 MIDNIGHT, E.D.T., ON MAY 22, 2013,

UNLESS THE OFFER IS EXTENDED.

NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION

This form or a copy of it must be used to accept the Offer (as defined below) if:

(a) certificates for the shares of Class A common stock or Class B common stock, par value $.01 per share (the “Shares”), of Belk, Inc., a Delaware corporation (“Belk”), to be tendered in the Offer are not immediately available; or

(b) time will not permit the Letter of Transmittal or other required documents to reach Belk before the Expiration Date (as defined in “Section 1. Number of Shares; Proration” of the Offer to Purchase, as defined below).

This form or a copy of it, signed and properly completed, may be delivered by hand, mail or overnight delivery to Belk by the Expiration Date. See “Section 3. Procedure for Tendering Shares” of the Offer to Purchase.

By Mail, Hand or Overnight Delivery:

Ralph A. Pitts

Belk, Inc.

2801 West Tyvola Road

Charlotte, North Carolina 28217-4500

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN

DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to Belk, Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 25, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares below specified pursuant to the guaranteed delivery procedures set forth in “Section 3. Procedure for Tendering Shares” of the Offer to Purchase.

Number of Shares
Signature(s) of Record Holder(s)
Certificate Nos. (if available)

Name(s) of Record Holder(s) (Please Type or Print)

Address(es) of Record Holder(s)

Dated:	Area Code/Telephone Number of Record Holder(s)

ODD LOTS

To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on April 12, 2013, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares of common stock of Belk, Inc.

The signatory above either (check one):

☐ was the beneficial owner, as of the close of business on April 12, 2013, of an aggregate of fewer than 100 Shares of common stock of Belk, Inc. all of which are being tendered, or

☐ is a broker, dealer, commercial bank, trust company or other nominee which;

(a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

(b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on April 12, 2013 of an aggregate of fewer than 100 Shares of common stock of Belk, Inc. and is tendering all of such Shares.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States (each, an “Eligible Institution”), hereby (i) represents that the above-named person(s) has or have a net long position in Shares or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4, and (iii) guarantees that the certificates representing the Shares tendered hereby in proper form for transfer (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or copy thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by Belk at its address set forth above within five business days after the date of execution hereof.

Name of Firm:

Address:

Area Code and Telephone Number:
AUTHORIZED SIGNATURE:

Name:

Title:

Date: , 2013

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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